UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012 (November 19, 2012)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD

On November 19, 2012, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of New Jersey Resources Corporation (“NJR”), filed a petition with the New Jersey Board of Public Utilities (the “Board”) seeking authority to use deferred accounting treatment for actually incurred uninsured incremental storm costs associated with Hurricane Sandy that are not otherwise recovered through its currently-approved base rates. NJNG proposed that the review of and the appropriate amortization period for such deferred expenses would be addressed in NJNG's next base rate case.

As part of the petition, NJNG explained that such incremental expenses would represent actual and prudently incurred storm costs associated with NJNG's natural gas distribution system and incurred for overtime, contractor costs, mutual assistance from other utilities, and other directly related expenses resulting from damage and restoration costs associated with recovery from Hurricane Sandy.

NJNG requested that the Board approve its request in an expedited manner and issue an order authorizing such deferred accounting treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 20, 2012
By: /s/ Glenn C. Lockwood_____
Glenn C. Lockwood Executive Vice President and Chief Financial Officer